Exhibit 99.1

Gerstenslager and International Tooling Solutions Form Joint Venture

COLUMBUS, Ohio--(BUSINESS WIRE)--May 5, 2011--Worthington Industries, Inc. (NYSE:WOR) announced today that the Company signed an agreement with International Tooling Solutions, LLC (ITS) to combine its automotive body panels subsidiary, The Gerstenslager Company, with ITS, a tooling design and build company, in a newly formed 50/50 joint venture. The joint venture, ArtiFlex Manufacturing, LLC, will offer an integrated solution for engineering, tooling, stamping and assembly. The parties anticipate the transaction will close later this month.

“This joint venture will enhance our ability to provide more value to our customers by offering additional capabilities and streamlining services,” John McConnell, Chairman and CEO of Worthington Industries said. “ITS and Worthington have similar employee and customer focused operating philosophies, and we believe combining these operations will lead to a stronger business platform.”

“The combination of ITS and Gerstenslager into ArtiFlex Manufacturing allows us to enhance our offering of world class tooling and stamping capabilities, as well as our rapidly growing Ultra Low Volume Die and Assembly (ULVD/A) solutions for low volume production needs,” said Erin Hoffmann, owner and president of International Tooling Solutions. “This innovative solution dramatically reduces our customers’ capex and lead time required to bring new products to the market in a more cost-effective manner.”

ArtiFlex will provide the quality and services that customers have come to expect from ITS and Gerstenslager. Growth initiatives will center on the low volume stamped products market including the niche Original Equipment (OE) vehicle production business. Gerstenslager and ITS have been working together through a co-marketing initiative over the last year with significant success due to the innovative ULVD/A solution.

ArtiFlex Manufacturing will operate five manufacturing facilities in Frankfort, Ky.; Grand Rapids, Mich. (two locations); and Clyde and Wooster, Ohio. Current ITS Owner and President Erin Hoffmann will lead the new joint venture. More information available at www.ArtiFlexmfg.com.

About International Tooling Solutions, LLC (ITS)

ITS designs, engineers, builds, and services metal stamping dies. It also provides metal stampings primarily for the automotive, military, lawn & garden and heavy truck & bus markets. The company specializes in low cost production of Ultra Low Volume Dies and Assembly (ULVD/A). ITS was founded in 2003 when the company acquired the assets of Maghielse Tool Corp. In 2007, the company began offering tooling designed in Grand Rapids Mich., and manufactured through a closely integrated supplier network in South Korea and China. ITS operates from three facilities, two in Grand Rapids, Mich., and one in Frankfort, Ky. with 120 employees.

About The Gerstenslager Company

Founded over 150 years ago as a carriage manufacturer, The Gerstenslager Company, a Worthington Industries Company, today is a major supplier of current and past model automotive service stampings and assemblies. Gerstenslager specializes in blanking, stamping, assembly, e-coat, packaging, warehousing and distribution. The company employs 630 in its state-of-the-art manufacturing facilities located in Wooster and Clyde, Ohio.

About Worthington Industries

Worthington Industries is a leading diversified metals manufacturing company with 2010 fiscal year sales of approximately $1.9 billion. The Columbus, Ohio based company is North America’s premier value-added steel processor and a leader in manufactured pressure cylinders, such as propane, oxygen and helium tanks, hand torches, refrigerant and industrial cylinders, camping cylinders, and scuba tanks; framing systems and stairs for mid-rise buildings; current and past model automotive service stampings; steel pallets and racks; and through joint ventures, suspension grid systems for concealed and lay-in panel ceilings, laser welded blanks, compressed natural gas storage cylinders, and light gauge steel framing for commercial and residential construction. Worthington employs approximately 7,000 people and operates 74 facilities in 11 countries.

Safe Harbor Statement

The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the Company relating to the formation of the joint venture and its expected strength, profitability, operations, benefits and opportunities, capabilities, services, and other non-historical matters constitute “forward-looking statements” within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation: failure to reach definitive agreements; difficulties in integrating the businesses and achieving cost savings, and other expected benefits in the joint venture; demand, pricing, competition, and overall economic and business conditions in the construction industry, and those risks described from time to time in filings with the United States Securities and Exchange Commission.

CONTACT:
Worthington Industries, Inc.
Cathy M. Lyttle, 614-438-3077
VP, Corporate Communications and Investor Relations
E-mail: cmlyttle@WorthingtonIndustries.com
or
Sonya L. Higginbotham, 614-438-7391
Director, Corporate Communications
E-mail: slhiggin@WorthingtonIndustries.com
or
www.WorthingtonIndustries.com